UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 9, 2010

GT SOLAR INTERNATIONAL, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware (State or other jurisdiction of incorporation)	001-34133 (Commission File Number)	03-0606749 (IRS Employer Identification No.)

243 Daniel Webster Highway
Merrimack, New Hampshire 03054
(Address of Principal Executive Offices, including  Zip Code)

(603) 883-5200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On September 9, 2010, GT Solar International, Inc. (the “Company”) entered into an Underwriting Agreement (the “Secondary Offering Underwriting Agreement”), by and among the Company, GT Solar Holdings, LLC, as selling stockholder (the “Selling Stockholder”), and UBS Securities LLC, Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters named therein (the “Underwriters”), in connection with the offering of 11,000,000 shares of the Company’s common stock (the “Secondary Offering”), sold by the Selling Stockholder at a public offering price of $7.39 per share, less discounts and commissions of $0.2956 per share.  Under the terms of the Secondary Offering Underwriting Agreement, the Selling Stockholder has granted the Underwriters a 30-day option to purchase up to 1,650,000 additional shares to cover over-allotments, if any.

The Company will not receive any proceeds from the Secondary Offering.  The Secondary Offering is being made pursuant to the Company’s effective registration statement on Form S-3 (Registration No. 333-161300), as amended, as supplemented by a preliminary prospectus supplement dated September 7, 2010 related to the Secondary Offering and a final prospectus supplement dated September 9, 2010 related to the Secondary Offering (the “Registration Statement”).

The Secondary Offering Underwriting Agreement contains customary representations, warranties and covenants.  It also provides for customary conditions to closing and indemnification rights of the parties.  The closing of the Secondary Offering is expected to occur on September 15, 2010.

The foregoing summary of the Secondary Offering Underwriting Agreement is qualified in its entirety by reference to the actual Secondary Offering Underwriting Agreement, which is filed as Exhibit 1.1 hereto.

On September 9, 2010, the Company also entered into an Underwriting Agreement (the “Exchangeable Notes Underwriting Agreement”), by and among the Company, the Selling Stockholder, UBS AG and UBS Securities LLC, as underwriter (the “Exchangeable Notes Underwriter”), in connection with the sale of 14,000,000 shares of the Company’s common stock (the “Underlying Shares”) by the Selling Stockholder to UBS Securities LLC in connection with UBS AG’s offering of its Mandatorily Exchangeable Notes due 2013 (the “Exchangeable Notes”).

The Company will not receive any proceeds from the offering of the Exchangeable Notes or the sale of the Underlying Shares.

The Exchangeable Notes Underwriting Agreement contains customary representations, warranties and covenants.  It also provides for customary conditions to closing and indemnification rights of the parties.  The closing of the offering of the Exchangeable Notes is expected to occur on September 15, 2010.

The foregoing summary of the Exchangeable Notes Underwriting Agreement is qualified in its entirety by reference to the actual Exchangeable Notes Underwriting Agreement, which is filed as Exhibit 1.2 hereto.

Item 8.01.  Other Events.

On September 10, 2010, the Company issued a press release announcing the pricing of the offerings described in Item 1.01 of this report.  A copy of the press release is attached as Exhibit 99.1 hereto, and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1

Underwriting Agreement, dated September 9, 2010, by and among the Company, GT Solar Holdings, LLC, as selling stockholder, and UBS Securities LLC, Credit Suisse Securities (USA) LLC and BofA Merrill Lynch, as joint bookrunning managers and representatives of the underwriters named therein.

1.2	Underwriting Agreement, dated September 9, 2010, by and among the Company, GT Solar Holdings, LLC, as selling stockholder, UBS AG and UBS Securities LLC, as underwriter.

99.1	Press release dated September 10, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GT SOLAR INTERNATIONAL, INC.

/s/ HOIL KIM
Date:	September 13, 2010	Hoil Kim
Vice President, Chief Administrative Officer,
General Counsel and Secretary